UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

CAPITAL PARK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road Suite 300

Dallas, Texas 75225

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOGG	OTC Pink

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Credit Facility

On May 3, 2019, C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”) and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company (“C-PAK IP”, together with C-PAK, the “Borrowers”) entered into a loan agreement with Piney Lake Opportunities ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC ECI-Master Fund”), in its respective capacities as the “Administrative Agent”, “Collateral Agent” and “Lender”, pursuant to which the Borrowers obtained a $22 million term loan (the “Loan Agreement”). The proceeds of the loan were used to acquire certain assets from The Procter & Gamble Company, an Ohio corporation (“P&G”) and to pay fees and expenses related thereto.

The Borrowers are subsidiaries of a majority-owned subsidiary of Capital Park Holdings Corp. (“Capital Park,” “us,” “our” or the “Company”), C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company (“C-PAK Holdings”). C-PAK Holdings is a guarantor under the Loan Agreement.

The interest rate applicable to the borrowing under the Loan Agreement is equal to LIBOR plus a margin of 12.00% which is payable monthly beginning on June 30, 2019. Under the Loan Agreement, the Borrowers must repay the unpaid principal amount of the loans quarterly in an amount equal to $440,000 beginning on September 30, 2019. The Loan Agreement will mature on May 3, 2024.

As security for its obligations under the Loan Agreement, C-PAK Holdings and the Borrowers granted a lien on substantially all of its assets to the Lender pursuant to a Guaranty and Security Agreement dated May 3, 2019, by and among the Borrowers, C-PAK Holdings and the Collateral Agent (the “Guaranty and Security Agreement”) and a Trademark Security Agreement dated May 3, 2019 by and between C-PAK IP and the Collateral Agent (the “Trademark Security Agreement”).

The Loan Agreement contains customary affirmative and negative covenants, which, among other things, limit the Borrower’s ability to (i) incur additional indebtedness, (ii) pay dividends or make certain distributions or (iii) dispose of its assets, grant liens or encumber its assets. These covenants are subject to a number of exceptions and qualifications.

The foregoing summaries of the Loan Agreement, Guaranty and Security Agreement and Trademark Security Agreement do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Loan Agreement, Guaranty and Security Agreement and Trademark Security Agreement which are filed as Exhibits 10.1, 10.2 and 10.3 respectively hereto and are incorporated herein by reference into this Item 1.01.

Subsidiary Equity Transactions

Prior to and in connection with the execution and delivery of the Loan Agreement, Capital Park formed C-PAK Holdings and incorporated C-PAK PREFCO SPV I, INC., a Delaware corporation (“PrefCo”).

Under the terms of the Amended and Restated Certificate of Incorporation of PrefCo (the “PrefCo Certificate of Incorporation”), (i) Capital Park purchased 10,000 shares of Common Stock from PrefCo for $1,000; and (ii) an affiliate of PLC ECI-Master Fund, Piney Lakes Opportunities NON-ECI Master Fund, LP, a Cayman Islands exempted limited partnership (“PLC NON-ECI Master Fund”), purchased 3,000 shares of Preferred Stock in PrefCo for $3,000,000.

Immediately upon receipt of proceeds from the sale of the 3,000 shares of Preferred Stock of PrefCo to PLC NON-ECI Master Fund, PrefCo purchased 3,000 Preferred Units of C-PAK Holdings for $3,000,000. In accordance with the terms of the Amended and Restated Limited Liability Company Agreement of C-PAK Holdings, dated as of May 3, 2019 (the “C-PAK Holdings LLC Agreement”) and pursuant to separate subscription agreements, (i) C-PAK Holdings issued and sold to PLC ECI-Master Fund 1,000 Common Units; and (ii) C-PAK Holdings issued and sold to PrefCo 9,000 Common Units.

Under the C-PAK Holdings LLC Agreement, holders of Preferred Units shall be entitled to receive cumulative preferred distributions which shall accrue on the sum of $1,000, plus the amount of accrued and unpaid preferred distributions at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same shall be increased by 2% per annum in the event the Company fails (a) to properly redeem the Preferred Units as required under the C-PAK Holdings LLC Agreement, (b) to pay the Redemption Price upon the liquidation, dissolution or winding-up of C-PAK Holdings; or (c) to redeem the Common Units owned by PLC ECI-Master Fund when and if PLC ECI-Master Fund exercised its right to put the Common Units to C-PAK Holdings, at the then fair market value thereof. The holders of the Preferred Units shall furthermore be entitled to receive distributions before the holders of the Common Units. On each Distribution Payment Date up to fifty percent (50%) of any Preferred Unit distributions accrued during the quarter ending on such date may be declared and paid in cash. For the portion of the distributions on Preferred Units that are not paid in cash on the Distribution Payment Date, that amount shall be added to the Liquidation Preference and shall thereafter accrue and compound at the Preferred Distribution Rate.

C-PAK Holdings may redeem Preferred Units at any time upon payment of the Redemption Price. In the event of a change of control, insolvency, or liquidation of C-PAK Holdings or any default and acceleration under the Loan Agreement, C-PAK Holdings must redeem the Preferred Units at the Redemption Price. Finally, holders of Preferred Units may elect to sell their Preferred Units to the Company at any time following May 2, 2024 at the applicable Redemption Price.

Under the C-PAK Holdings LLC Agreement, the “Redemption Price” to be paid (i) before May 2, 2022 is equal to the sum of two (2) times the sum of the sum of (A) $1,000, plus (B)(1) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, plus (2) the amount of the preferred distributions that would accrue during the same period; and (ii) after May 2, 2022, shall be an amount equal to the sum of (Y) $1,000, plus (Z) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same may be adjusted to reflect defaults under the C-PAK Holdings LLC Agreement.

Under certain circumstances of a redemption breach, PLC ECI-Master Fund shall have the right, and not the obligation, to force C-PAK Holdings to effect a sale thereof.

The terms of the PrefCo Certificate of Incorporation mirror the provisions of the C-PAK Holdings LLC Agreement with the terms of the Preferred Stock and Common Stock being similar to the terms of the Preferred Units and the Common Units, respectively. Moreover, the manner in which the Redemption Price on the Preferred Stock is calculated mirrors the manner in which the Redemption Price on the Preferred Units is calculated. Once the Preferred Stock is redeemed under the PrefCo Certificate of Incorporation, PLC NON-ECI Master Fund shall no longer hold an equity interest in PrefCo. Furthermore, at any time after November 2, 2024 through and including November 2, 2025, PLC ECI-Master Fund may compel C-PAK Holdings LLC to repurchase its Common Units at the then fair market value.

In addition, Capital Park and/or its subsidiaries entered into additional agreements, including a Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement, each dated as of May 3, 2019, which memorialize supplemental agreements between the parties related to the transactions described above.

The foregoing summaries of the PrefCo Certificate of Incorporation, C-PAK Holdings LLC Agreement, Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the PrefCo Certificate of Incorporation, C-PAK Holdings LLC Agreement, Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement which are filed as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 respectively hereto and are incorporated herein by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Transaction Agreement

On May 3, 2019, C-PAK, P&G, and Capital Park, solely in its capacity as guarantor, entered in an agreement (the “Transaction Agreement”) and completed an acquisition under thereto of certain assets pertaining to the “Joy” and “Cream Suds” trademarks for $30,000,000 plus assumption of certain liabilities.

In the Transaction Agreement, C-PAK and P&G have agreed to certain customary representations, warranties and covenants, including, but not limited to, certain representations as to the financial statements, contracts, liabilities, and other attributes of the respective assets, and certain limited covenants of C-PAK not to solicit employees following the closing.

The foregoing description of the Transaction Agreement is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed herewith as Exhibit 10.9 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated May 3, 2019.

10.2	Guaranty and Security Agreement, dated May 3, 2019.

10.3	Trademark Security Agreement, dated May 3, 2019.

10.4	Amended and Restated Certificate of Incorporation of C-PAK PREFCO SPV I, INC., dated and filed May 2, 2019, as corrected by that certain Certificate of Correction of Amended and Restated Certificate of Incorporation of C-PAK PREFCO SPV I, Inc. dated May 9, 2019.

10.5	Amended and Restated Limited Liability Company Agreement of C-PAK Holdings, dated as of May 3, 2019.

10.6	Stockholders’ Agreement, dated May 3, 2019.

10.7	Investors’ Rights Agreement, dated May 3, 2019.

10.8	Management Services Agreement, dated May 3, 2019.

10.9	Transaction Agreement, dated May 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PARK HOLDINGS CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: May 29, 2019